UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015

DOVER CORPORATION

(Exact name of registrant as specified in its charter)

State of Delaware	1-4018	53-0257888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Highland Parkway
Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 541-1540

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, 2015, the Board of Directors of Dover Corporation (the “Corporation”) elected Keith E. Wandell a director of the Corporation, expanding the number of seats on the Board from 12 to 13.

Mr. Wandell is currently on the boards of Dana Holding Corporation (since 2008), serving as Chairman of its Compensation Committee, and Constellation Brands (since 2011), serving as a member of its Human Resources Committee.

There are no family relationships between Mr. Wandell and other directors or officers of the Corporation. There have been no transactions nor are there any proposed transactions between the Corporation and Mr. Wandell that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On November 4, 2015, the Board (i) determined that Mr. Wandell qualifies (a) as an “independent director” pursuant to the rules of the New York Stock Exchange (the “NYSE”) and (b) qualifies as an “audit committee financial expert” pursuant to the rules of the U.S. Securities and Exchange Commission (the “SEC”) and has “accounting or related financial management expertise” pursuant to the rules of the NYSE and (ii) appointed Mr. Wandell as a member of the Audit Committee of the Board.

Item 7.01	Regulation FD

On November 4, 2015, the Corporation issued the press release attached hereto as Exhibit 99.1, announcing the election of Mr. Wandell as a member of the Board of Directors.

The information furnished in or pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be incorporated by reference into any of the Corporation’s filings with the SEC under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

The following exhibit is furnished as part of this report:

99.1 Dover Corporation Press Release dated November 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2015	DOVER CORPORATION
(Registrant)

	By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release of Dover Corporation dated November 4, 2015